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                                                                       EXHIBIT 1

                           FIRST SHARES BANCORP, INC.

                      UP TO 120,000 SHARES OF COMMON STOCK
                       TO BE SOLD BY A SELLING SHAREHOLDER

                                AGENCY AGREEMENT


                              ______________, 2002


David A. Noyes & Company
111 Monument Circle
Indianapolis, Indiana  46204

Attn:    Mr. John Reed

Dear Sir:

         The Hershell and Pauline Baker Family Trust (the "Selling Shareholder") proposes to sell up to 120,000 shares (the "Shares") of the Common Stock, $0.01 par value per share (the "Common Stock") of First Shares Bancorp, Inc., an Indiana bank holding corporation (the "Company").

         The Selling Shareholder will be offering the Shares pursuant to an offering registered with the Securities and Exchange Commission (the "Commission") on Form SB-2 (the "Offering"). The Shares will be offered to the public by the Selling Shareholder at a price of $____ per Share. The purpose of this Agreement is to set forth the understanding of the parties relating to the right of David A. Noyes & Company (the "Agent") to participate in the sale of the Shares as agent exercising its best efforts to sell the Shares.

         1. REPRESENTATIONS AND WARRANTIES OF AGENT. Agent represents and warrants that:

         (a) Agent is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois with all requisite corporate power to carry on its business.

         (b) Agent is licensed as a broker-dealer, authorized to conduct offerings of the sort contemplated hereby by the Commission and the blue sky authorities of each other state in which the Selling Shareholder and Agent have agreed to offer the Shares and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and, to Agent's best knowledge, no proceedings are pending or threatened to revoke or limit any such status.

         (c) This Agreement has been duly authorized, executed and delivered by Agent and is a valid and binding agreement on the part of Agent, enforceable in accordance with its




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                  terms, except as enforceability may be limited by the
                  application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by judicial limitations on the right of specific performance, and except as the enforceability of the indemnification or contribution provisions hereby may be affected by applicable federal or state securities laws.

         (d) Agent hereby represents and warrants to, and agrees with, the Company and the Selling Shareholder that in connection with the Offering: (i) Agent has not distributed and will not distribute any prospectus or any other offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus (as defined in Section 2(a)) relating to the Offering and filed with the Commission or the Prospectus (as defined in Section 2(a)) or other materials permitted by the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated by the Commission thereunder (the "Rules") to be distributed by the Agent and consented to by the Company and the Selling Shareholder or their counsel; (ii) neither Agent nor any officer or other person employed by Agent will provide any information or make any representations to purchasers of the Shares, other than such information and representations as are either contained in a Preliminary Prospectus or the Prospectus or are not inconsistent with the information set forth in such Preliminary Prospectus or the Prospectus which shall be pre-approved by the Company and the Selling Shareholder; and
                  (iii) Agent will endeavor to comply with Rule 2310, Conduct Rules, of the National Association of Securities Dealers, Inc. Manual and similar applicable state and federal securities laws regarding the suitability of the Shares for its customers.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Agent and agrees with the Agent as follows:

         (a) The Company has carefully prepared, in conformity with the requirements of the Securities Act and the Rules, a registration statement on Form SB-2 (Registration No. 333-100237), including a Preliminary Prospectus, and has filed with the Commission the registration statement and such amendments thereof as may have been required to the date of this Agreement. Copies of such registration statement (including all amendments thereof) and of the related Preliminary Prospectus have heretofore been delivered by the Company to the Agent. The term "Preliminary Prospectus" means any preliminary prospectus (as defined in Rule 430 of the Rules) included at any time as a part of the registration statement. The registration statement as amended (including any supplemental registration statement under Rule 462(b) or any amendment under Rule 462(c) of the Rules) at the time and on the date it becomes effective (the "Effective Date"), including the prospectus, financial statements, schedules, exhibits, and all other documents incorporated by reference therein or filed as a part thereof, is called the "Registration Statement;" provided, however, that "Registration Statement" shall also include all Rule 430A Information (as defined below) deemed to be included in such Registration Statement at the time such Registration Statement becomes effective as provided by Rule 430A of the Rules. The term "Prospectus" means the Prospectus as filed with the Commission



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                  pursuant to Rule 424(b) of the Rules or, if no filing pursuant to Rule 424(b) of the Rules is required, means the form of final prospectus included in the Registration Statement at the time such Registration Statement becomes effective. The term "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any document attached as an exhibit thereto or incorporated by reference therein, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. The Company will not file any amendment of the Registration Statement or supplement to the Prospectus to which the Agent or the Selling Shareholder shall reasonably object in writing after being furnished with a copy thereof.

         (b) Each Preliminary Prospectus, at the time of filing thereof, contained all material statements which were required to be stated therein in accordance with the Securities Act and the Rules, and conformed in all material respects with the requirements of the Securities Act and the Rules, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any order suspending or preventing the use of any Preliminary Prospectus. When the Registration Statement shall become effective, when the Prospectus is first filed pursuant to Rule 424(b) of the Rules, when any post-effective amendment of the Registration Statement shall become effective, when any supplement to or pre-effective amendment of the Prospectus is filed with the Commission and at each Closing Date (as defined in Section 4), the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, or if previously filed complied, with the applicable provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules and regulations of the Commission thereunder, and neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain, or if previously filed contains, any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by the Agent or the Selling Shareholder, specifically for use in connection with the preparation thereof.

         (c) All contracts and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission as exhibits to the Registration Statement.





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          (d)     Crowe, Chizek and Company LLP, on behalf of the Company and
                  First Bank, the Company's wholly-owned subsidiary (the "Bank"), whose report is filed with the Commission as part of the Registration Statement, are, and during the periods covered by its report were, independent public accountants as required by the Securities Act and the Rules.

         (e) Each of the Company and the Bank has been duly organized and is validly existing as a corporation or banking corporation, as applicable, under the laws of the State of Indiana. Neither the Company nor the Bank has any properties or conducts any business outside of the State of Indiana that would require either of them to be qualified as a foreign corporation or bank, as the case may be, in any jurisdiction outside of Indiana. Neither the Company nor the Bank has any directly or indirectly held subsidiary other than the Bank. The Company has all power, authority, authorizations, approvals, consents, orders, licenses, certificates and permits needed to enter into, deliver and perform this Agreement.

         (f) No authorization, approval, consent, order, license, certificate or permit of or from any federal, state, or local governmental or regulatory official, body, or tribunal, is required for the Company or the Bank to conduct their respective businesses and own their respective properties as described in the Prospectus, except such authorizations, approvals, consents, orders, licenses, certificates, or permits as have been obtained by them or are not material to the commencement or conduct of their respective businesses or to the ownership of their respective properties.

         (g) The financial statements of the Company and any related notes thereto, included in the Registration Statement and the Prospectus, present fairly the financial position of the Company as of the date of such financial statements and for the period covered thereby. Such statements and any related notes have been prepared in accordance with accounting principles generally accepted in the United States applied on a consistent basis. The financial statements at and for the three years ended December 31, 2001 and related notes have been certified by the independent accountants named in subsection 2(d) above. No other financial statements are required to be included in the Prospectus or the Registration Statement.

          (h) The Company and the Bank own adequate and enforceable rights to use any patents, patent applications, trademarks, trademark applications, service marks, copyrights, copyright applications and other similar rights (collectively, "Intangibles") necessary for the conduct of the material aspects of their business as described in the Prospectus, and neither the Company nor the Bank has infringed, is infringing, or has received any notice of infringement of, any Intangible of any other person.

         (i) The Company or the Bank owns its offices located in Morgantown and in Trafalgar and has valid and enforceable leasehold interests in the real property in which its branch and other facilities are located in Greenwood, Franklin, Bargersville and Nashville, Indiana, which are as described in the Prospectus and are, except as otherwise described in the Prospectus, free and clear of all liens, encumbrances,






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                  claims, security interests and defects except to the extent they would not have a material adverse effect on commencement or conduct of the respective businesses of the Company or the Bank or the ownership of their respective properties.

         (j) There are no litigation, governmental or other proceedings or investigations pending before any court or before or by any public body or board or threatened against the Company or the Bank, and to the best of the Company's knowledge, except as set forth in the Prospectus, there is no reasonable basis for any such litigation, proceedings or investigations, which would have a material adverse effect on the commencement or conduct of the respective businesses of the Company or the Bank or the ownership of their respective properties.

         (k) The Company and Bank have filed all federal, state, and local tax returns required to be filed by them and paid all taxes shown due on such returns as well as all other material taxes, assessments and governmental charges which have become due; no material deficiency with respect to any such return has been assessed or proposed.

         (l) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition (financial or other), business, properties or prospects of the Company or the Bank.

         (m) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any material term, covenant or condition, by the Company, the Bank or, to the best of the Company's knowledge, any other party, of any lease, indenture, mortgage, note or any other agreement or instrument to which the Company or the Bank is a party or by which either of them or either of their businesses may be bound or affected, except such defaults or events as are not material to the commencement or conduct of their respective businesses or ownership of their respective properties.

         (n) Neither the Company nor the Bank is in violation of any term or provision of the articles of incorporation, charter or bylaws of the Company or the Bank. Neither the Company nor the Bank is in violation of, nor is either of them required to take any action to avoid any material violation of, any franchise, license, permit, judgment, decree, order, statute, rule or regulation.

         (o) Neither the execution, delivery or performance of this Agreement by the Company nor the consummation of the transactions contemplated hereby will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or require any consent under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Bank pursuant to the terms of, any lease, indenture, mortgage, note or other agreement or instrument to which the Company or the Bank is a party or by which either of them





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                  or either of their businesses may be bound or affected, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation or violate any provision of the articles of incorporation, charter or bylaws of the Company or the Bank, except those which are immaterial in amount or effect.

         (p) The Company has authorized capital stock as set forth in the Prospectus. There are 1,052,779 shares of Common Stock of the Company issued and outstanding. No shares of Preferred Stock are issued and outstanding. The Shares have been duly and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or other right. There are no outstanding options, warrants or other rights calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of stock of the Company or the Bank or any security convertible into or exchangeable for stock of the Company or the Bank, except for (i) 106,000 shares of Common Stock that will be issuable upon the exercise of outstanding options granted under the Company's option plans (and an additional 2,000 shares of Common Stock that may be issuable upon the exercise of an option the Company has committed to grant) and (ii) 500,000 shares of Common Stock that will be issuable upon the exercise of the Company's outstanding mandatory stock purchase contracts. The Common Stock and the options conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

         (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor the Bank has (i) issued any securities or incurred any material liability or obligation, direct or contingent, (ii) entered into any material transaction, or
                  (iii) declared or paid any dividend or made any distribution on any of their stock, except for liabilities, obligations, and transactions reasonably expected based on the disclosures in the Prospectus.

         (r) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement and obligation of the Company.

         (s) The Commission has not issued any order preventing or suspending the use of any Prospectus or Preliminary Prospectus.

         (t) Neither the Company, nor the Bank, nor, to the Company's knowledge, any director, officer, agent, employee or other person associated with the Company or the Bank, acting on behalf of the Company or the Bank, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.





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         (u)      Neither the Company nor the Bank nor any affiliate of either of them has taken, and they will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares or the Common Stock in order to facilitate the sale or resale of any of the Shares.

         (v) No transaction has occurred between or among the Company or the Bank and any of their officers, directors, organizers or the Company's shareholders or any affiliate or affiliates of any such officer, director, organizer, or shareholder, that is required to be described in and is not described in the Prospectus.

         (w) The Company is not and will not after the offering be an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         3. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDER. The Selling Shareholder represents and warrants to the Agent and the Company and agrees with the Agent and the Company as follows:

         (a) The execution, delivery and performance of this Agreement by or on behalf of the Selling Shareholder, the compliance by the Selling Shareholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not
                  (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder or any property of the Selling Shareholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Selling Shareholder or any property of the Selling Shareholder.

         (b) This Agreement has been duly and validly authorized, executed and delivered by the Selling Shareholder and is the legal, valid and binding agreement and obligation of the Selling Shareholder.

         (c) The Selling Shareholder has, and on each Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder in the manner provided herein.

         (d) The Selling Shareholder is the lawful owner of the Shares to be sold by the Selling Shareholder pursuant to this Agreement and has, and on each Closing Date with respect to the Shares to be sold on such Closing Date will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security





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                  interests, equities and claims whatsoever. Upon delivery of and payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement on a Closing Date, good and clear title to such Shares will pass to the purchasers thereof, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

          (e) To the knowledge of the Selling Shareholder, the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

          (f) The information in the Registration Statement under the caption "Principal and Selling Shareholders" which specifically relates to the Selling Shareholder does not, and will not on any Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (g) Neither the Selling Shareholder nor any affiliate of the Selling Shareholder has taken, and they will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares or the Common Stock in order to facilitate the sale or resale of any of the Shares.

         4. CONDITIONS OF THE AGENT'S OBLIGATIONS. The obligations of the Agent under this Agreement shall be subject to the accuracy of the representations and warranties of the Company, the Bank and the Selling Shareholder in this Agreement as of the date of this Agreement and as of each date on which the Shares are sold pursuant to this Agreement (each such date a "Closing Date"), and are further subject to the performance by the Company and the Selling Shareholder of their respective obligations under this Agreement, and to the following additional terms and conditions:

         (a) The Registration Statement shall have become effective not later than 5:00 P.M., Indianapolis time, on the date of this Agreement or on such later date and time as shall be consented to in writing by the Agent; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules; at each Closing Date, no stop order shall have been issued or proceedings therefor initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the reasonable satisfaction of the Agent.

         (b)      At the Effective Date, the Agent shall have received:

                  (1) The opinion of Leagre, Chandler & Millard LLP, counsel for the Company, dated the Effective Date, addressed to the Agent and in a form and scope reasonably satisfactory to counsel for the Agent to the effect that:




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                           (i)      Each of the Company and the Bank (A) is a
                                    corporation or banking corporation, as
                                    applicable, duly organized and validly
                                    existing under the laws of the State of
                                    Indiana, and (B) is not required to be
                                    qualified to do business in any jurisdiction outside Indiana, except where the failure to so qualify would not have a material adverse effect on the Company or the Bank.

                           (ii) Each of the Company and the Bank has full corporate power and authority and all material authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies necessary to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and Prospectus.

                           (iii) The Company has authorized capital stock and outstanding capital stock as set forth in the Prospectus. The capital stock and stock options of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                           (iv) The Company has no directly or indirectly held subsidiary other than the Bank.

                           (v) The Company is the registered holder of all of the outstanding capital stock of the Bank, and all such shares of stock so held have been duly authorized and validly issued, fully paid and nonassessable and are owned free and clear of any liens, encumbrances or other claims or restrictions whatsoever, subject to the provisions of the Indiana Financial Institutions Act and the security interest held in the Bank's stock by the Company's senior lender.

                           (vi) This Agreement has been duly and validly authorized, executed and delivered by the Company, and is the legal, valid and binding agreement and obligation of the Company enforceable in accordance with its terms, except (A) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights or by general equity principles, whether applied in an action at law or in equity, or by the discretionary nature of specific performance, injunctive relief, and other equitable remedies, including the appointment of a receiver, and
                                    (B), with respect to provisions relating to indemnification and contribution, to the extent they are held by a court of competent jurisdiction or regulatory authority with jurisdiction over the subject matter to be void or unenforceable as against public policy.

                           (vii) To the best of such counsel's knowledge or as set forth in the Prospectus, after due inquiry, there are (A) no contracts or other documents which are required to be filed as exhibits to the Registration Statement other than those filed as exhibits thereto, (B) no legal or governmental proceedings pending or threatened against the Company or the Bank,
                                    (C) no statutes or regulations applicable to the Company or the Bank which are of a character required to be disclosed in the Registration Statement and Prospectus which have not been so disclosed and properly described therein, and (D) no certificates, permits, grants or other consents, approvals, orders, licenses or authorizations from regulatory officials or bodies, which are required to be obtained or maintained by the Company or the Bank and which are of a character required to be disclosed in the Registration Statement and Prospectus which have not been so disclosed and properly described therein.

                           (viii) The statements in the Registration Statement and the Prospectus, insofar as they are descriptions of corporate documents, stock option plans, contracts, agreements or other documents specifically identified in the Registration Statement or descriptions of laws, regulations, or regulatory requirements, or refer to compliance with law or to statements of law or legal conclusions, are correct in all material respects.

                           (ix) To the best of such counsel's knowledge, after due inquiry, the execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms and provisions hereof by the Company and the Bank, as the case may be, will not give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or require any consent under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Bank pursuant to the terms of, any lease, indenture, mortgage, note or other agreement or instrument to which the Company or the Bank is a party or by which either of them or either of their properties or businesses is or may be bound or affected, nor will such action result in any violation of the provisions of the articles of incorporation, charter or bylaws of the Company or the Bank or any statute or any order, rule, or regulation applicable to the Company or the Bank of any court or any federal, state, local or other regulatory authority or other governmental body, the effect of which, in any such case, would be expected to have a material adverse effect on the Company or the Bank.

                           (x) To the best of such counsel's knowledge, after due inquiry, no consent, approval, authorization or order of any court or governmental agency or body, domestic or foreign, is required to be obtained by the Company or the Bank in connection with the execution and delivery of this Agreement, except such as have been obtained.

                           (xi) To the best of such counsel's knowledge, after due inquiry, (A) neither the Company nor the Bank is in breach of, or in default (and no event has occurred which, with notice or lapse of time, or both, would constitute a default) under, any lease, indenture, mortgage, note, or other agreement or instrument to which the Company or the Bank is a party; or (B) neither the Company nor the Bank is in violation of any term or provision of either of their articles of incorporation, charter or bylaws, or of any franchise, license, grant, permit, judgment, decree, order, statute, rule or regulation; and (C) neither the Company nor the Bank has received any notice of conflict with the asserted rights of others in respect of Intangibles necessary for the commencement or conduct of its business, the effect of which, in any such case, would be expected to have a material adverse effect on the Company or the Bank.

                           (xii)    The Registration Statement and the
                                    Prospectus and any amendments or supplements thereto (other than financial statement and notes, any related schedules or other financial information contained in such Prospectus or amendment or supplement thereto, as to which such counsel need express no opinion or belief) comply as to form in all material respects with the requirements of the Securities Act and the Rules.

                           (xiii) The Registration Statement is effective under the Securities Act, and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) and, to the best of such counsel's knowledge, after due inquiry, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission.

                  (2) The opinion of Foley, Foley & Peden, counsel for the Selling Shareholder, dated the Effective Date, addressed to the Agent and in a form and scope reasonably satisfactory to counsel for the Agent to the effect that:

                           (i) This Agreement has been duly and validly authorized, executed and delivered by the Selling Shareholder, and is the legal, valid and binding agreement and obligation of the Selling Shareholder enforceable in accordance with its terms, except (A) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights or by general equity principles, whether applied in an action at law or in equity, or by the discretionary nature of specific performance, injunctive relief, and other equitable remedies, including the appointment of a receiver, and (B), with respect to provisions relating to indemnification and contribution, to the extent they are held by a court of competent jurisdiction or regulatory authority with jurisdiction over the subject matter to be void or unenforceable as against public policy.

                           (ii) The Selling Shareholder has full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and to sell, assign, transfer and deliver the Shares in the manner provided herein.

                           (iii) The execution, delivery and performance of this Agreement by the Selling Shareholder, the compliance by the Selling Shareholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or blue sky laws of the various states), except such as have been obtained, (B) to such counsel's actual knowledge, conflict with or constitute a breach of any of the terms or provisions of, or a default under any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Shareholder is a party or by which any property of such Selling Shareholder is bound or (C) violate or conflict with any applicable law, rule or regulation or to such counsel's actual knowledge any judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Selling Shareholder or any property of the Selling Shareholder.

                           (iv) The Selling Shareholder is the lawful owner of the Shares to be sold by the Selling Stockholder pursuant to this Agreement and has good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

                           (v) Upon delivery of and payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, good and clear title to such Shares will pass to the purchasers thereof, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

                  (3) A favorable opinion from Bose McKinney & Evans LLP, counsel to the Agent, dated as of the Effective Date, with respect to the matters set forth under Subsections (b)(1)(iii), (xii) and (xiii) of this
                           Section 4 and with respect to such other related matters as the Agent may require, if the failure to receive a favorable opinion with respect to such other related matters would cause the Agent to deem it inadvisable to proceed with the sale of the Shares.

                  (4) In rendering the foregoing opinions, such counsel may rely upon certificates of public officials (as to matters of fact and law) and officers of the Company and the Bank (as to matters of fact), and include customary qualifications in their opinions as are acceptable to the Agent. Copies of all such certificates relied upon by Company counsel shall be furnished to counsel to the Agent on the Effective Date. In addition, Leagre Chandler & Millard LLP and Bose McKinney & Evans LLP shall state that they have participated in conferences with officials of the Company and its independent auditors, and representatives of the Agent at which the content of the Registration Statement and Prospectus and related matters were discussed, and also had discussions with such officials of the Company with a view toward a clear understanding on their part of the requirements of the Securities Act with reference to the preparation of registration statements and prospectuses. Such counsel may also state that they did not independently verify the accuracy or completeness of the statements made in the Registration Statement and Prospectus; however, based on such counsel's examination of the Registration Statement and the Prospectus and on their participation in the above-mentioned conferences, nothing has come to the attention of such counsel that gives them reason to believe that the Registration Statement or Prospectus (other than financial statements and notes, any related schedules or other financial information contained in such Registration Statement or Prospectus as to which such counsel need express no opinion or belief), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than financial statements and notes, any related schedules or other financial information contained in such Prospectus or amendment or supplement thereto, as to which such counsel need express no opinion or belief), as of the date of the opinion, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) On or prior to the Effective Date and each Closing Date, the Agent shall have been furnished such documents, certificates and opinions as it may reasonably require for the purpose of enabling it to review the matters referred to in subsection
                  (b) of this Section 4 and its counsel to render the opinion referred to in subsection (b)(3) of this Section 4, and in order to evidence the accuracy, completeness or satisfaction of the representations, warranties, covenants or conditions herein contained.

         (d) Prior to the Effective Date and each Closing Date, (i) there shall have been no material adverse change in the condition or prospects, financial or otherwise, of the Company or the Bank except as set forth in the Prospectus; (ii) there shall have been no material transaction, not in the ordinary course of business, entered into by the Company or the Bank except as set forth in the Registration Statement and Prospectus, other than transactions referred to or contemplated therein or to which the Agent has given its written consent; (iii) neither the Company nor the Bank shall be in default (nor shall an event have occurred which, with notice or lapse of time, or both, would constitute a default) under any provision of any material agreement, understanding or instrument relating to any outstanding indebtedness that is material in amount; (iv) no action, suit or proceeding, at law or in equity, shall be pending or threatened against the Company or the Bank before or by any court or Federal, state or other commission, board or other administrative agency having jurisdiction over the Company or the Bank, as the case may be, which is expected to have a material adverse effect on the Company or the Bank; and
                  (v) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or be threatened by the Commission.

         (e) At each Closing Date, if requested by the Agent, the Agent shall have received a certificate signed by the Chairman of the Board, the President, and the Treasurer of the Company dated the Closing Date to the effect that the conditions set forth in subsection (d) above have been satisfied and as to the accuracy, as of the Closing Date, of the representations and warranties of the Company set forth in Section 2 hereof.

         (f) At each Closing Date, if requested by the Agent, the Agent shall have received a certificate signed by the trustee of the Selling Shareholder dated the Closing Date as to the accuracy, as of the Closing Date, of the representations and warranties of the Selling Shareholder set forth in Section 3 hereof.

         (g) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Agent and to counsel for the Agent.

         (h) No order suspending the sale of the Shares prior to the Effective Date or any Closing Date, in any jurisdiction listed in Exhibit A, shall have been issued, and no proceedings for that purpose shall have been instituted or, to the Agent's knowledge or that of the Company, shall be contemplated.

         (i) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to the Agent's participation in the same. If any condition to the Agent's obligations hereunder to be fulfilled prior to or at the Effective Date or any Closing Date is not so fulfilled, the Agent may terminate this Agreement pursuant to Section 9(a)(iii) hereof or, if the Agent so elects, waive any such conditions which have not been fulfilled or extend the time of their fulfillment.

         5.       COVENANTS.

         (a)      The Company covenants and agrees that it will:

                  (i) Use its best efforts to cause the Registration Statement to become effective and will notify the Agent immediately, and confirm the notice in writing,
                           (A) when the Registration Statement and any post-effective amendment thereto becomes effective,
                           (B) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose and (C) of the receipt of any comments from the Commission. The Company will make every reasonable effort to prevent the issuance of a stop order, and, if the Commission shall enter a stop order at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

                  (ii) During the time when a prospectus is required to be delivered under the Securities Act, comply so far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Agent, the Registration Statement or Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act or the Rules, the Company will notify the Agent promptly and prepare and file with the Commission an appropriate amendment or supplement in form satisfactory to the Agent. The cost of preparing, filing and delivering copies of such amendment or supplement shall be paid by the Company.

                  (iii) Deliver to the Agent, from time to time as requested, such number of copies of each Preliminary Prospectus as may reasonably be requested by them and, as soon as the Registration Statement, or any amendment or supplement thereto, becomes effective, deliver to the Agent a signed copy of the Registration Statement, including exhibits, and all post-effective amendments thereto and deliver to the Agent such number of copies of the Prospectus, the Registration Statement and supplements and amendments thereto, if any, without exhibits, as they may reasonably request.

                  (iv) Endeavor in good faith, in cooperation with the Agent and its counsel, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of the states listed in Exhibit A. In each jurisdiction where such qualification shall be effected, the Company will, unless the Agent agrees that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction. The Company will advise the Agent promptly of the suspension of the qualification of the Shares for offering, sale or trading in any jurisdiction, or any initiation or threat of any proceeding for such purpose, and in the event of the issuance of any order suspending such qualification, the Company, with the cooperation of the Agent, will use all reasonable efforts to obtain the withdrawal thereof.

                  (v) Furnish its security holders as soon as practicable (within the time periods contemplated by Rule 158 under the Securities Act) an earnings statement (which need not be certified by independent certified public accountants unless required by the Securities Act or the Rules) covering a period of at least twelve months beginning after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the Rules thereunder.

                  (vi) For a period of five years from the Effective Date, furnish to its shareholders annual audited and quarterly unaudited consolidated financial statements with respect to the Company including balance sheets and income statements.

                  (vii) For a period of five years from the Effective Date, furnish to the Agent the following:

                           (A)      at the time they have been sent to
                                    shareholders of the Company or filed with the Commission, one copy of each annual, quarterly, interim, or current financial and other report or communication;

                           (B) as soon as practicable, one copy of every press release which was released by the Company; and

                           (C) all other information reasonably requested by the Agent with respect to the Company to comply with Rule 15c2-11 of the Rules and Rule 6740 of the NASD Rules.

                  (viii) Not file any amendment or supplement to the Registration Statement or Prospectus after the Effective Date to which the Agent shall reasonably object in writing after being furnished a copy thereof.

                  (ix) Comply with all registration, filing and reporting requirements of the Securities Act or the Exchange Act, which may from time to time be applicable to the Company.

                  (x) Provide to the Agent, at or prior to each Closing Date, the documents required by subsections (c) and
                           (e) of Section 4.

         (b)      The Selling Shareholder covenants and agrees that it will:

                  (i) Endeavor in good faith, in cooperation with the Agent and its counsel, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of the states listed in Exhibit A.

                  (ii) Pay, or reimburse if paid by the Agent or the Company, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholder under this Agreement, including those relating to (A) the preparation, printing, filing and delivery of the Registration Statement, including all exhibits thereto, each Preliminary Prospectus, the Prospectus and all amendments of and supplements to the Registration Statement and the Prospectus; (ii) the transfer of title to the Shares;
                           (C) the registration or qualification of the Shares for offer and sale under the securities or "blue sky" laws of the various jurisdictions referred to in Exhibit A, including the fees and disbursements of counsel in connection with such registration and qualification and the preparation and printing of preliminary, supplemental, and final blue sky memoranda; (D) the furnishing (including costs of shipping and mailing) to the Agent of copies of each Preliminary Prospectus, the Prospectus and all amendments of or supplements to the Prospectus, and of the several documents required by this section to be so furnished; (E) the filing requirements and fees of the NASD in connection with its review of the terms of the public offering and the underwriting;
                           (F) all transfer taxes, if any, with respect to the sale and delivery of the Shares; and (G) the Agent's and the Company's out-of-pocket expenses, including without limitation, legal fees and costs of counsel to the Agent and counsel to the Company.

                  (iii) Provide to the Agent, at or prior to each Closing Date, the documents required by subsection (d) of
                           Section 4.

         SECTION 6.        ENGAGEMENT AND COMPENSATION.

         (a)      (i)      Subject to the terms and conditions of this
                           Agreement, and except as provided in Section 9(c), the Selling Shareholder hereby engages Agent from the date hereof until December 31, 2002, as the Selling
                           Shareholder's exclusive agent in connection with the sale, on a "best efforts" basis, of a maximum of 120,000 Shares of Common Stock owned by the Selling
                           Shareholder.

                  (ii) The price at which Agent shall sell the Shares, as agent for the Selling Shareholder, shall be as set forth on the cover page of the Prospectus, and the Selling Shareholder shall pay to Agent a commission of 10.0% of the offering price of the Shares sold to all persons including those Shares sold through other brokers or dealers. Agent shall have the right in its sole discretion to allocate Shares among prospective purchasers. Agent may form a group of securities dealers (the "Selected Dealers"), who are members in good standing of the NASD, pursuant to a Dealer Agreement to find purchasers for the Shares. However, failure to engage any Selected Dealers shall not constitute a failure to discharge its duties under this Agreement. The allocation of Shares among Agent and the Selected Dealers shall be made by Agent.

                  (iii) The Selling Shareholder shall deliver certificates representing the Shares to purchasers (or their designees) through Agent, and shall pay to Agent (or to Selected Dealers designated by Agent to the Selling Shareholder) by check or wire transfer all commissions due under this Section 6, at the time of or as soon as practicable after a sale of Shares under this Agreement. Agent is authorized to withhold commissions due to Agent or to Selected Dealers and amounts due to the Agent and the Company under
                           Section 5(b)(ii) from any proceeds from the sale of Shares that are payable by Agent to the Selling Shareholder.

                  (iv) Agent shall use its best efforts to assist the Selling Shareholder in making sales of the Shares pursuant to the Offering. Agent makes no representations as to the amount of Shares it will be able to sell. There is no firm commitment to sell any certain amount of the Shares by Agent.

                  (v) Agent will only offer and sell the Shares in those states listed on Exhibit A to this Agreement.

         (b)      Agent shall offer the Shares pursuant to the Prospectus.

         7.       INDEMNIFICATION.

         (a) The Company will indemnify and hold harmless Agent (including its officers, directors, employees, counsel for Agent, and Selected Dealers or any affiliate of any of the foregoing) and each person, if any, who controls Agent, and each Selected Dealer and their affiliates, within the meaning of the Securities Act or the Exchange Act (all collectively "Agent Indemnitees") against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (collectively, "Losses"), insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Agent Indemnitee on account of any Losses arising from the sale of the Shares in the public offering to any person by the Agent or any Selected Dealer if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Agent or the Selling Shareholder specifically for use therein. The Company shall not be liable hereunder to any Agent Indemnitee to the extent that any Loss incurred by the Agent Indemnitee arises from such person's fraudulent act or omission.

         (b) The Selling Shareholder agrees to indemnify and hold harmless the Agent Indemnitees, to the same extent as the foregoing indemnity from the Company to Agent, but only insofar as such Losses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company or Agent by the Selling Shareholder specifically for use therein. The Selling Shareholder shall not be liable hereunder to any Agent Indemnitee to the extent that any Loss incurred by the Agent Indemnitee arises from such person's fraudulent act or omission.

         (c) Agent agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
                  Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement (collectively, the "Company Indemnitees"), and the Selling Shareholder, each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each trustee of the Selling Shareholder (collectively, the "Shareholder Indemnitees"),to the same extent as the foregoing indemnity from the Company to Agent, but only insofar as such Losses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by Agent specifically for use therein; provided, however, that the obligation of Agent to indemnify the Company (including any controlling person, director or officer thereof) and the Selling Shareholder (including any trustee or controlling person thereof) hereunder shall be limited to the total commissions earned by Agent hereunder. Agent shall not be liable hereunder to any Company Indemnitee or Shareholder Indemnitee to the extent that any Loss incurred by the Company Indemnitee or Shareholder Indemnitee arises from such person's fraudulent act or omission.

         (d) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying parties of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties,
                  (ii) the indemnified party shall have reasonably concluded that, because of the existence of different or additional defenses available to the indemnified party or of other reasons, there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claims effected without its written consent.

         8. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 7 is for any reason judicially